UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): December 7, 2005

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1101 Third Street South, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 332-7371

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

        On December 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of The Valspar Corporation, a Delaware corporation (the “Company”), approved and adopted an amendment to the Company’s Key Employee Long Term Incentive Bonus Program (the “Program”), which was originally adopted by the Committee on February 26, 2002. Prior to the December 7, 2005 amendment, the Program provided that for each performance period the Committee would establish, no later than the end of the ninth month after the beginning of such period, a “Performance Goal” relating to the Company’s cumulative earnings per share. The Program further provided that the Performance Goal could not be subsequently modified. The amendment to the Program adopted December 7, 2005 allows the Committee to modify the Performance Goal if deemed necessary by the Committee to accomplish the purposes of the Program.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: December 12, 2005	By:	/s/ Rolf Engh

	Name:	Rolf Engh
	Title:	Executive Vice President, General Counsel and Secretary